Exhibit 99.3

Unaudited pro forma combined financial information to reflect the Company’s combined financial information as if the disposition of certain of the Company’s beer assets and liabilities and the related contribution of those assets and liabilities to an equally owned joint venture occurred as of and for all periods presented.

On July 17, 2006, Barton Beers, Ltd., a Maryland corporation (“Barton”), an indirect wholly-owned subsidiary of Constellation Brands, Inc., a Delaware corporation (the “Company”), entered into an agreement to establish a joint venture (the “Joint Venture Agreement”) (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 18, 2006) with Diblo, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Diblo”) that is a joint venture owned 76.75% by Grupo Modelo, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Modelo”), and 23.25% by Anheuser-Busch, Inc., a Delaware corporation, pursuant to which Modelo’s Mexican beer portfolio will be sold and imported in the 50 states of the United States of America, the District of Columbia and Guam. Subject to the consent of the brands’ owners, the joint venture may also sell Tsingtao and St. Pauli Girl brands.

The Joint Venture Agreement provides that Barton will establish a wholly-owned subsidiary, to be formed as a Delaware limited liability company (“LLC”) and to be governed by a limited liability company agreement. The Joint Venture Agreement provides also that, on the later of January 2, 2007, or the tenth business day after all of the closing conditions have been satisfied or waived, Barton will, pursuant to a Barton Contribution Agreement, dated July 17, 2006 (the “Barton Contribution Agreement”) (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 18, 2006), among Barton, Diblo and LLC, transfer to LLC substantially all of its assets relating to importing, marketing and selling beer under the Corona Extra, Corona Light, Coronita, Modelo Especial, Negra Modelo, Pacifico, St. Pauli Girl and Tsingtao brands and the liabilities associated therewith (collectively, the “Barton Contributed Net Assets”). Additionally, the Joint Venture Agreement provides that following Barton’s contribution, a subsidiary of Diblo will, in exchange for a 50% membership interest in the newly formed wholly-owned Barton subsidiary, contribute cash in an amount equal to the Barton Contributed Net Assets, subject to specified adjustments. The joint venture will then enter into an importer agreement with an affiliate of Modelo which will grant the joint venture the exclusive right to sell Modelo’s Mexican beer portfolio in the territories mentioned above. In addition, the existing importer agreement which currently gives Barton the right to import and sell Modelo’s Mexican beer portfolio primarily west of the Mississippi River will be superseded by the transactions contemplated by the Joint Venture Agreement. As a result of these transactions, Barton and Diblo will each have, directly or indirectly, equal interests in the joint venture. The transactions contemplated in the Joint Venture Agreement are expected to be consummated on or after January 2, 2007.

The following unaudited pro forma combined financial information of the Company consists of (i) an unaudited pro forma condensed combined balance sheet as of May 31, 2006 (the “Pro Forma Balance Sheet”), (ii) an unaudited pro forma combined statement of income for the year ended February 28, 2006, (iii) an unaudited pro forma combined statement of income for the three months ended May 31, 2006 (collectively, the “Pro Forma Statements of Income”), and (iv) notes to the unaudited pro forma statements (collectively, the “Pro Forma Statements”).

The Pro Forma Balance Sheet as of May 31, 2006, reflects (i) the probable contribution of the Barton Contributed Net Assets to the joint venture at historical cost and (ii) the recording of Barton’s 50% interest in the probable joint venture as if the transactions had occurred on May 31, 2006. The Pro Forma Statements of Income for the year ended February 28, 2006, and the three months ended May 31, 2006, reflect (i) the probable disposition of the Barton beer business, which is being contributed by Barton to the joint venture, (ii) Barton’s probable equity in earnings (loss) of the joint venture, and (iii) the present ongoing operations of the Company as if the transactions had occurred on March 1, 2005.

The probable equity in earnings (loss) of the joint venture reflects Barton’s 50% share of the joint venture’s earnings for the periods presented based on (i) the understanding that both Diblo and Barton are contributing assets of equal value and (ii) certain provisions in the Joint Venture Agreement are structured with the intent and expectation that Barton would maintain its historical market position and historical profit levels related to the selling of imported beer products in the United States.

The Company’s February 28, 2006, information was derived from its audited consolidated financial statements filed in its Annual Report on Form 10-K for the fiscal year ended February 28, 2006. The Company’s May 31, 2006, information was derived from its unaudited consolidated financial statements filed in its quarterly report on Form 10-Q for the quarter ended May 31, 2006. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transactions described above, (ii) factually supportable and (iii) with respect to the income statement information, expected to have a continuing impact on the Company’s consolidated results.

The Pro Forma Statements are for illustrative purposes only and should be read in conjunction with the Company’s separate historical consolidated financial statements and the notes thereto and with the accompanying notes to the Pro Forma Statements. The Pro Forma Statements are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what the Company’s financial position or results of operations would actually have been if the aforementioned transactions had in fact occurred on such dates or at the beginning of the periods indicated, nor do they project the Company’s financial position or results of operations at any future date or for any future period.

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MAY 31, 2006
(in millions)

	Historical	Pro Forma			Pro Forma
	Constellation	Adjustments			Combined
ASSETS
CURRENT ASSETS:
Cash and cash investments	$37.5	$(0.1)	(a	)	$37.4
Accounts receivable, net	854.2	(103.7)	(a	)	750.5
Inventories	1,751.1	(56.9)	(a	)	1,694.2
Prepaid expenses and other	278.7	(66.3)	(a	)	212.4
Total current assets	2,921.5	(227.0)			2,694.5
PROPERTY, PLANT AND EQUIPMENT, net	1,442.7	(1.0)	(a	)	1,441.7
GOODWILL	2,204.1	(13.0)	(a	)	2,191.1
INTANGIBLE ASSETS, net	886.9	(14.2)	(a	)	872.7
OTHER ASSETS, net	216.3	(0.1)	(a	)	386.6
		170.4	(b	)
Total assets	$7,671.5	$(84.9)			$7,586.6

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Notes payable to banks	$164.3	$-			$164.3
Current maturities of long-term debt	214.3	-			214.3
Accounts payable	365.0	(24.1)	(a	)	340.9
Accrued excise taxes	68.2	(8.9)	(a	)	59.3
Other accrued expenses and liabilities	625.3	(51.9)	(a	)	573.4
Total current liabilities	1,437.1	(84.9)			1,352.2
LONG-TERM DEBT, less current maturities	2,481.8	-			2,481.8
DEFERRED INCOME TAXES	373.6	-			373.6
OTHER LIABILITIES	259.0	-			259.0
STOCKHOLDERS' EQUITY	3,120.0	-			3,120.0
Total liabilities and stockholders' equity	$7,671.5	$(84.9)			$7,586.6

See Notes to the Unaudited Pro Forma Statements

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED FEBRUARY 28, 2006
(in millions, except per share data)

	Historical	Pro Forma			Pro Forma
	Constellation	Adjustments			Combined
SALES	$5,706.9	$(1,135.4)	(c	)	$4,571.5
Less - Excise taxes	(1,103.5)	91.9	(c	)	(1,011.6)
Net sales	4,603.4	(1,043.5)			3,559.9
COST OF PRODUCT SOLD	(3,278.8)	753.7	(c	)	(2,525.1)
Gross profit	1,324.6	(289.8)			1,034.8
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(612.4)	70.6	(c) (d	)	(541.8)
RESTRUCTURING AND RELATED CHARGES	(29.3)	-			(29.3)
ACQUISITION-RELATED INTEGRATION COSTS	(16.8)	-			(16.8)
Operating income	666.1	(219.2)			446.9
EQUITY IN EARNINGS (LOSS) OF EQUITY METHOD INVESTEES	0.8	220.8	(e	)	221.6
GAIN ON CHANGE IN FAIR VALUE OF DERIVATIVE INSTRUMENT	-	-			-
INTEREST EXPENSE, net	(189.6)	(1.6)	(c	)	(191.2)
Income before income taxes	477.3	0.0			477.3
PROVISION FOR INCOME TAXES	(152.0)	-	(f	)	(152.0)
NET INCOME	325.3	0.0			325.3
Dividends on preferred stock	(9.8)	-			(9.8)
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$315.5	$0.0			$315.5

SHARE DATA:
Earnings per common share:
Basic - Class A Common Stock	$1.44				$1.44
Basic - Class B Common Stock	$1.31				$1.31
Diluted	$1.36				$1.36

Weighted average common shares outstanding:
Basic - Class A Common Stock	196.907				196.907
Basic - Class B Common Stock	23.904				23.904
Diluted	238.707				238.707

See Notes to the Unaudited Pro Forma Statements

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MAY 31, 2006
(in millions, except per share data)

	Historical	Pro Forma			Pro Forma
	Constellation	Adjustments			Combined
SALES	$1,430.2	$(334.8)	(c	)	$1,095.4
Less - Excise taxes	(274.3)	26.7	(c	)	(247.6)
Net sales	1,155.9	(308.1)			847.8
COST OF PRODUCT SOLD	(837.3)	222.8	(c	)	(614.5)
Gross profit	318.6	(85.3)			233.3
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(172.6)	20.2	(c) (d	)	(152.4)
RESTRUCTURING AND RELATED CHARGES	(2.3)	-			(2.3)
ACQUISITION-RELATED INTEGRATION COSTS	(0.7)	-			(0.7)
Operating income	143.0	(65.1)			77.9
EQUITY IN EARNINGS (LOSS) OF EQUITY METHOD INVESTEES	0.1	65.7	(e	)	65.8
GAIN ON CHANGE IN FAIR VALUE OF DERIVATIVE INSTRUMENT	52.5	-			52.5
INTEREST EXPENSE, net	(48.7)	(0.6)	(c	)	(49.3)
Income before income taxes	146.9	(0.0)			146.9
PROVISION FOR INCOME TAXES	(61.4)	-	(f	)	(61.4)
NET INCOME	85.5	(0.0)			85.5
Dividends on preferred stock	(2.5)	-			(2.5)
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$83.0	$(0.0)			$83.0

SHARE DATA:
Earnings per common share:
Basic - Class A Common Stock	$0.38				$0.38
Basic - Class B Common Stock	$0.34				$0.34
Diluted	$0.36				$0.36

Weighted average common shares outstanding:
Basic - Class A Common Stock	199.571				199.571
Basic - Class B Common Stock	23.853				23.853
Diluted	240.100				240.100

See Notes to the Unaudited Pro Forma Statements

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA STATEMENTS
AS OF FEBRUARY 28, 2006, AND MAY 31, 2006
(in millions)

(a)	Reflects the elimination of the net assets being contributed by the Barton beer business to the joint venture for a 50% interest in the joint venture as of May 31, 2006.

(b)
Reflects the recording of the Company’s 50% interest in the joint venture as an equity method investment equal to the net assets being contributed in (a) above. The equity method investment is classified in “Other assets, net” in the condensed combined balance sheet as of May 31, 2006.

(c)
Reflects the elimination of sales, cost of product sold, operating expenses, and interest income attributable to the historical Barton beer business to be disposed of in exchange for a 50% interest in the formation of the joint venture with Diblo for the periods presented.

(d)
Reflects adjustments to selling, general and administrative expenses calculated as direct Barton selling and marketing expenses, plus designating certain general and administrative expenses from the Constellation Beers and Spirits segment that relate to the Barton beer business for the periods presented. The administrative and support services designated to the Barton beer business include financial reporting and accounting, payroll processing, billing and collection, legal, human resource support, information technology, facilities costs, and executive management. The designation of these expenses to the Barton beer business were calculated based on the following: (i) specific identification of certain costs; (ii) employee headcount in relation to beers and spirits functions; (iii) facility square footage occupied by beers and spirits personnel; and (iv) information technology user costs by beer related personnel. The designation of these general and administrative expenses reflect costs expected to impact the pending joint venture operations and those costs expected to have a continuing impact on the Company’s ongoing operations.

(e)
Reflects the Company’s earnings in the joint venture related to its 50% equity interest for the periods presented. As the historical results of operations of the assets contributed by Diblo are not readily available, the joint venture earnings are based upon the historical results of operations of the contributed Barton beer business. In addition, the joint venture earnings are based upon (i) the understanding that both Diblo and Barton are contributing assets of equal value and (ii) certain provisions in the Joint Venture Agreement are structured with the intent and expectation that Barton would maintain its historical market position and historical profit levels related to the selling of imported beer products in the United States.

(f)
Reflects no income tax expense related directly to the joint venture for the periods presented as this entity is expected to be operated as a limited liability company. The joint venture will be treated as a partnership for both federal and state income tax purposes and income tax expense (benefit) will be recorded by the Company based on the equity in earnings (loss) of the joint venture.